EXHIBIT 12

                                BANK UNITED CORP
                       RATIO OF EARNINGS TO FIXED CHARGES
                             (DOLLARS IN THOUSANDS)

                                      FOR THE THREE
                                      MONTHS ENDED                          SEPTEMBER 30,
                                      DECEMBER 31,    ----------------------------------------------------------
                                          1996           1996        1995        1994        1993        1992
                                      -------------   ----------  ----------  ----------  ----------  ----------
EARNINGS
Income before income taxes, minority
  interest, and extraordinary loss...   $  35,459     $   67,836  $   90,111  $   86,081  $  122,303  $   56,805
Fixed charges........................     135,316        592,670     560,989     328,940     308,181     355,860
                                      -------------   ----------  ----------  ----------  ----------  ----------
Income before income taxes, minority
  interest, extraordinary loss, and
  fixed charges......................   $ 170,775     $  660,506  $  651,100  $  415,021  $  430,484  $  412,665
                                      =============   ==========  ==========  ==========  ==========  ==========
FIXED CHARGES
Interest expense.....................   $ 133,318     $  584,778  $  552,760  $  320,924  $  300,831  $  348,291
One-third net rental expense.........       1,736          6,892       7,253       7,039       6,656       7,007
Amortization of debt expense.........         262          1,000         976         977         694         562
                                      -------------   ----------  ----------  ----------  ----------  ----------
Total fixed charges..................   $ 135,316     $  592,670  $  560,989  $  328,940  $  308,181  $  355,860
                                      =============   ==========  ==========  ==========  ==========  ==========
Earnings to fixed charges ratio:
     Actual..........................        1.26           1.11        1.16        1.26        1.40        1.16

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
                               BANK UNITED CORP.
                  RATIO OF EARNINGS TO COMBINED FIXED CHARGES
                      AND BANK'S PREFERRED STOCK DIVIDENDS
                             (DOLLARS IN THOUSANDS)

                                         FOR THE THREE
                                         MONTHS ENDED                          SEPTEMBER 30,
                                         DECEMBER 31,    ----------------------------------------------------------
                                             1996           1996        1995        1994        1993        1992
                                         -------------   ----------  ----------  ----------  ----------  ----------
EARNINGS
Income before income taxes, minority
  interest, and extraordinary loss......   $  35,459     $   67,836  $   90,111  $   86,081  $  122,303  $   56,805
Fixed charges...........................     135,316        592,670     560,989     328,940     308,181     355,860
                                         -------------   ----------  ----------  ----------  ----------  ----------
Income before income taxes, minority
  interest, extraordinary loss, and
  fixed charges.........................   $ 170,775     $  660,506  $  651,100  $  415,021  $  430,484  $  412,665
                                         =============   ==========  ==========  ==========  ==========  ==========
COMBINED FIXED CHARGES AND BANK'S
  PREFERRED STOCK DIVIDENDS
Interest expense........................   $ 133,318     $  584,778  $  552,760  $  320,924  $  300,831  $  348,291
One-third net rental expense............       1,736          6,892       7,253       7,039       6,656       7,007
Amortization of debt expense............         262          1,000         976         977         694         562
                                         -------------   ----------  ----------  ----------  ----------  ----------
          Total fixed charges...........     135,316        592,670     560,989     328,940     308,181     355,860

Bank's Preferred Stock dividends,
  pre-tax basis:
     Series A...........................       3,514         14,711      14,011      14,006      10,581      --
     Series B...........................       3,899         16,321       3,152      --          --          --
                                         -------------   ----------  ----------  ----------  ----------  ----------
Combined fixed charges and Bank's
  Preferred Stock dividends.............   $ 142,729     $  623,702  $  578,152  $  342,946  $  318,762  $  355,860
                                         =============   ==========  ==========  ==========  ==========  ==========
Earnings to combined fixed charges and
  Bank's Preferred Stock dividends
  ratio:
          Actual........................        1.20           1.06        1.13        1.21        1.35        1.16

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